                                                                     Exhibit 5.1


[Letterhead]


                                                               February 12, 1999



TO THE BOARD OF DIRECTORS OF:

Eagle Supply Group, Inc.
122 East 42nd Street
Suite 1116
New York, New York 10168


                  Re:      Eagle Supply Group, Inc.
                           Form S-1
                           SEC FILE NO. 333-09951


Gentlemen,

         We have acted as counsel to Eagle Supply Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement (the "Registration Statement") on Form S-1, File No. 333-09951, under the Securities Act of 1933, relating to the public offering of 2,500,000 shares of the Company's Common Stock, $.0001 par value (the "Common Stock") and 2,500,000 Common Stock Purchase Warrants (the "Warrants"), each exercisable to purchase one share of Common Stock. The offering also involves the grant to the underwriter of an option to purchase an additional 375,000 shares of Common Stock and 375,000 Warrants to cover over-allotments in connection with the offering, the sale to the underwriter of Warrants for the purchase of 250,000 shares of Common Stock and 250,000 Common Stock Purchase Warrants and an aggregate of 250,000 shares of the Company's Common Stock to be sold by certain selling securityholders upon the exercise of 300,000 Warrants.

TO THE BOARD OF DIRECTORS OF
EAGLE SUPPLY GROUP, INC.
FEBRUARY 12, 1999
PAGE - 2 -


         We have examined the Certificate of Incorporation and By-laws of the Company, the minutes of the various meetings and consents of the Board of Directors of the Company, drafts of the Underwriting Agreement relating to the offering of the shares of Common Stock and Class A Warrants, drafts of the Warrant Agreement, the Underwriter's Warrants and Underwriter's Common Stock Purchase Warrants, forms of certificates representing the Common Stock and the Warrants, originals or copies of all such records of the Company, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, certificates, records, authorizations, proceedings, statutes, judicial decisions and opinions of counsel as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.

         Based upon the foregoing, we are of the opinion that:

         1. All of the foregoing shares of Common Stock have been duly authorized and, when issued and sold in accordance with the terms described in the Prospectus forming a part of the Registration Statement ("Prospectus") will be validly issued, fully paid and nonassessable.

         2. All of the Warrants have been duly authorized and are validly issued and the Underwriter's Warrants and Underwriter's Stock Purchase Warrants have been duly authorized and, when issued and sold in accordance with the terms described in the Prospectus, will be validly issued.

         3. The shares of Common Stock of the Company issuable upon exercise of the Warrants and the Underwriter's Warrants and Underwriter's Stock Purchase Warrants have been duly authorized and reserved for issuance and, when issued in accordance with the terms of the Warrants, the Underwriter's Warrants and Underwriter's Stock Purchase Warrants, as the case may be, will be validly issued, fully paid and nonassessable.

         We hereby consent to our firm being named in the Registration Statement and the Prospectus in the section entitled "Legal Matters".

TO THE BOARD OF DIRECTORS OF
EAGLE SUPPLY GROUP, INC.
FEBRUARY 12, 1999
PAGE - 3 -


         We further consent to your filing a copy of this opinion as an exhibit to the Registration Statement.





                                                     Very truly yours,

                                                     /s/ GUSRAE, KAPLAN & BRUNO

RP/ls